Allegion (NYSE: ALLE) Reports Q4, Full-Year 2023
Financial Results, Introduces 2024 Outlook
Solid Q4 execution, record full-year results

Quarterly Financial Highlights
(All comparisons against the fourth quarter of 2022, unless otherwise noted)
•Net earnings per share (EPS) of $1.34, down 12.4% compared with $1.53; Adjusted EPS of $1.68, down 0.6% compared with $1.69
•Revenues of $897.4 million, up 4.2% on a reported basis and up 2.6% on an organic basis
•Operating margin of 17.8%, compared with 18.5%; Adjusted operating margin of 22.0%, up 130 basis points compared with 20.7%

Full-Year Financial Highlights
(All comparisons against the full year of 2022, unless otherwise noted)
•EPS of $6.12, up 17.9% compared with $5.19; Adjusted EPS of $6.96, up 16.2% compared with $5.99
•Revenues of $3,650.8 million, up 11.6% on a reported basis and up 5.2% on an organic basis
•Operating margin of 19.4%, compared with 17.9%; Adjusted operating margin of 22.1%, up 160 basis points compared with 20.5%
•Available cash flow, which is defined as net cash from operating activities minus capital expenditures, was $516.4 million for 2023, an increase of 30.6% versus the prior year

2024 Full-Year Outlook Highlights
•Full-year reported revenue growth is estimated to be 1.5% to 3.5%, with organic revenue growth estimated to be 1% to 3%
•Full-year adjusted EPS is estimated to be $7.00 to $7.15
•Available cash flow is estimated to be $540 to $570 million

DUBLIN (Feb. 20, 2024) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its fourth quarter (ended Dec. 31, 2023).

“Allegion’s fourth quarter reflected strong execution, margin expansion and cash generation by our team,” said President and CEO John H. Stone. “Celebrating our 10th anniversary as a standalone company in December, we are proud to have closed the year with record revenue, adjusted operating income and adjusted EPS.”

“As we look ahead to 2024, we are focused on consistent execution of our strategy and balanced capital deployment, against what we expect to be a stable market backdrop. Committed to our vision of enabling seamless access and a safer world, we’ll deliver yet another year of growth.”

Q4 2023 Company Results
(All comparisons against the fourth quarter of 2022, unless otherwise noted)
Allegion reported fourth-quarter 2023 net revenues of $897.4 million and net earnings of $118.6 million, or $1.34 per share. Adjusted net earnings were $148.5 million, or $1.68 per share, down 0.6%, excluding charges related to restructuring, acquisition and integration costs and other non-cash impairment charges, as well as amortization expense related to acquired intangible assets.

Fourth-quarter 2023 net revenues increased 4.2%. Net revenues increased 2.6% on an organic basis, excluding impacts of acquisitions, divestitures and foreign currency movements. Solid growth in the company’s non-residential Americas business was partially offset by declines in its residential and Allegion International businesses. The reported revenue reflects a modest positive impact from foreign currency and acquisitions.

Fourth-quarter 2023 operating income was $159.7 million, an increase of $0.3 million or 0.2%. Adjusted operating income in fourth-quarter 2023 was $197.2 million, an increase of $18.5 million or 10.4%.

Fourth-quarter 2023 operating margin was 17.8%, compared with 18.5%. The adjusted operating margin in fourth-quarter 2023 was 22.0%, compared with 20.7%. The 130-basis-point increase in adjusted operating margin is attributable to positive price and productivity net of inflation and investments. These increases were partially offset by lower volumes.

Q4 2023 Segment Results
(All comparisons against the fourth quarter of 2022, unless otherwise noted)

The Americas segment revenues were up 3.7% (up 3.7% on an organic basis). Favorable price offset lower volumes. The segment had mid-single digit organic growth in electronics in the fourth quarter. The America’s non-residential business and the Access Technologies business both grew mid-single digits. The residential business continues to be soft and experienced a low-single digit decline. The segment’s results are up against a tough prior-year comparison, as the non-residential business had organic growth of mid-twenties percent in the fourth quarter of last year.

The International segment revenues increased 5.9% (down 1.3% on an organic basis). Positive price realization was more than offset by the impact of soft end markets. The reported revenue reflects a positive impact from foreign currency and acquisitions.

Full-Year 2023 Company Results
(All comparisons against the full year of 2022, unless otherwise noted)
Allegion reported full-year 2023 net revenues of $3,650.8 million and net earnings of $540.4 million, or $6.12 per share. Adjusted net earnings were $614.9 million, or $6.96 per share, up 16.2%, excluding charges related to restructuring, acquisition and integration costs and other non-cash impairment charges, as well as amortization expense related to acquired intangible assets.

Full-year 2023 net revenues increased 11.6%. Net revenues increased 5.2% on an organic basis, excluding impacts of acquisitions, divestitures and foreign currency movements. Favorable price was more than offset by lower volumes experienced in the mechanical portfolio. The company had approximately 20% global organic growth in electronics and software solutions in the year. The reported revenue reflects a positive impact from foreign currency and acquisitions.

Full-year 2023 operating income was $708.4 million, an increase of $122.0 million or 20.8%. Adjusted operating income for full-year 2023 was $805.6 million, an increase of $133.6 million or 19.9%.

Full-year 2023 operating margin was 19.4%, compared with 17.9%. The adjusted operating margin for full-year 2023 was 22.1%, compared with 20.5%. The 160-basis-point increase in adjusted operating margin is attributable to positive price and productivity net of inflation and investments. These increases were partially offset by lower volumes.

Additional Items
(All comparisons against the fourth quarter of 2022, unless otherwise noted)
Interest expense for fourth-quarter 2023 was $22.9 million, a decrease of $0.8 million.

Other income net for fourth-quarter 2023 was $0.1 million, compared to other income net of $4.5 million.

The company’s effective tax rate for fourth-quarter 2023 was 13.4%, compared with 3.4%. The company’s adjusted effective tax rate for fourth-quarter 2023 was 16.4%, compared with 6.2%, driven by timing of discrete items. The company’s adjusted effective tax rate for full-year 2023 was 14.3%, compared with 12.7% in 2022.

Cash Flow and Liquidity
Year-to-date available cash flow for 2023 was $516.4 million, an increase of $120.9 million versus the prior-year period. The year-over-year increase in available cash flow is due to increased year-to-date net earnings and lower cash used for net working capital, partially offset by higher capital expenditures. The company ended fourth-quarter 2023 with cash and cash equivalents of $468.1 million, as well as total debt of $2,015.0 million.

Share Repurchase and Dividends
For the year, the company repurchased approximately 0.5 million shares for approximately $60 million. As announced on Feb. 7, 2024, Allegion’s board of directors declared a quarterly dividend of $0.48 per ordinary share of the company, an increase of 7% over the prior dividend. The dividend is payable March 29, 2024, to shareholders of record on March 15, 2024.

2024 Full-Year Outlook
The company expects full-year 2024 revenues to increase 1.5% to 3.5% on a reported basis and increase 1% to 3% organically, when compared to 2023, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

Full-year 2024 reported EPS is expected to be in the range of $6.45 to $6.60, or $7.00 to $7.15 on an adjusted basis. The outlook assumes a headwind of approximately $0.37 based on a full-year adjusted effective tax rate of 18% to 19%, inclusive of the estimated impacts of global minimum tax.

Adjustments to 2024 EPS include estimated impacts of approximately $0.46 per share for acquisition-related amortization, as well as $0.09 per share for restructuring and M&A.

The outlook assumes an average diluted share count for the full year of approximately 88 million shares.

The company expects full-year available cash flow of approximately $540 to $570 million.

Conference Call Information
On Tuesday, Feb. 20, 2024, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

###

About Allegion
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $3.7 billion in revenue in 2023, and its security products are sold around the world.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release. The 2024 Full Year Outlook contains non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide forward-looking outlooks for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the headings “2024 Full-Year Outlook Highlights,” “2024 Full-Year Outlook” and statements regarding the company's 2024 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact: Whitney Moorman – Director, Global Communications
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contact: Jobi Coyle – Director, Investor Relations 317-810-3107
Jobi.Coyle@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Net revenues	$897.4	$861.5	$3,650.8	$3,271.9
Cost of goods sold	512.1	510.8	2,069.3	1,949.5
Gross profit	385.3	350.7	1,581.5	1,322.4

Selling and administrative expenses	218.1	191.3	865.6	736.0
Impairment of intangible assets	7.5	—	7.5	—
Operating income	159.7	159.4	708.4	586.4

Interest expense	22.9	23.7	93.1	75.9
Loss on divestitures	—	—	—	7.6
Other income, net	(0.1)	(4.5)	(1.9)	(11.6)
Earnings before income taxes	136.9	140.2	617.2	514.5

Provision for income taxes	18.3	4.8	76.6	56.2
Net earnings	118.6	135.4	540.6	458.3

Less: Net earnings attributable to noncontrolling interests	—	0.1	0.2	0.3

Net earnings attributable to Allegion plc	$118.6	$135.3	$540.4	$458.0

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.35	$1.54	$6.15	$5.20

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.34	$1.53	$6.12	$5.19

Shares outstanding - basic	87.8	87.9	87.9	88.0
Shares outstanding - diluted	88.2	88.3	88.3	88.3

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$468.1	$288.0
Accounts and notes receivables, net	412.8	395.6
Inventories	438.5	479.0
Other current assets	41.5	48.5
Assets held for sale	—	3.5
Total current assets	1,360.9	1,214.6
Property, plant and equipment, net	358.1	308.7
Goodwill	1,443.1	1,413.1
Intangible assets, net	572.8	608.9
Other noncurrent assets	576.6	445.9
Total assets	$4,311.5	$3,991.2

LIABILITIES AND EQUITY
Accounts payable	$259.2	$280.7
Accrued expenses and other current liabilities	407.9	410.3
Short-term borrowings and current maturities of long-term debt	412.6	12.6
Total current liabilities	1,079.7	703.6
Long-term debt	1,602.4	2,081.9
Other noncurrent liabilities	311.1	261.2
Equity	1,318.3	944.5
Total liabilities and equity	$4,311.5	$3,991.2

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Year ended December 31,
	2023	2022
Operating Activities
Net earnings	$540.6	$458.3
Depreciation and amortization	111.6	97.9
Changes in assets and liabilities and other non-cash items	(51.6)	(96.7)
Net cash provided by operating activities	600.6	459.5

Investing Activities
Capital expenditures	(84.2)	(64.0)
Acquisition of and equity investments in businesses, net of cash acquired	(31.7)	(923.1)
Other investing activities, net	(13.2)	(7.0)
Net cash used in investing activities	(129.1)	(994.1)

Financing Activities
Net (repayments on) proceeds from debt	(81.6)	656.4
Debt financing costs	—	(10.2)
Dividends paid to ordinary shareholders	(158.7)	(143.9)
Repurchase of ordinary shares	(59.9)	(61.0)
Other financing activities, net	1.5	(4.3)
Net cash provided by (used in) financing activities	(298.7)	437.0

Effect of exchange rate changes on cash and cash equivalents	7.3	(12.3)
Net increase (decrease) in cash and cash equivalents	180.1	(109.9)
Cash and cash equivalents - beginning of period	288.0	397.9
Cash and cash equivalents - end of period	$468.1	$288.0

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net revenues
Allegion Americas	$704.6	$679.5	$2,913.6	$2,530.7
Allegion International	192.8	182.0	737.2	741.2
Total net revenues	$897.4	$861.5	$3,650.8	$3,271.9

Operating income (expense)
Allegion Americas	$175.0	$156.8	$757.2	$611.2
Allegion International	17.9	23.0	58.1	70.4
Corporate unallocated	(33.2)	(20.4)	(106.9)	(95.2)
Total operating income	$159.7	$159.4	$708.4	$586.4

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of acquisitions, divestitures and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three Months Ended December 31, 2023				Three Months Ended December 31, 2022
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$897.4	$—		$897.4	$861.5	$—		$861.5

Operating income	159.7	37.5	(1)	197.2	159.4	19.3	(1)	178.7
Operating margin	17.8%			22.0%	18.5%			20.7%

Earnings before income taxes	136.9	40.7	(2)	177.6	140.2	19.2	(2)	159.4
Provision for income taxes	18.3	10.8	(3)	29.1	4.8	5.1	(3)	9.9
Effective income tax rate	13.4%			16.4%	3.4%			6.2%
Net earnings	118.6	29.9		148.5	135.4	14.1		149.5

Noncontrolling interests	—	—		—	0.1	—		0.1

Net earnings attributable to Allegion plc	$118.6	$29.9		$148.5	$135.3	$14.1		$149.4

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.34	$0.34		$1.68	$1.53	$0.16		$1.69

(1)Adjustments to operating income for the three months ended December 31, 2023, consist of $16.3 million of restructuring charges and acquisition and integration expenses, $13.7 million of amortization expense related to acquired intangible assets, and $7.5 million of impairment expense related to intangible assets. Adjustments to operating income for the three months ended December 31, 2022, consist of $3.4 million of restructuring charges and acquisition and integration expenses and $15.9 million of amortization expense related to acquired intangible assets and a fair value of inventory step-up.
(2)Adjustments to earnings before income taxes for the three months ended December 31, 2023, consist of the adjustments to operating income discussed above, as well as a $3.2 million non-operating investment loss. Adjustments to earnings before income taxes for the three months ended December 31, 2022, consist of the adjustments to operating income discussed above as well as a $0.1 million non-operating investment gain.
(3)Adjustments to the provision for income taxes for the three months ended December 31, 2023 and 2022, consist of $10.8 million and $5.1 million of tax expense, respectively, related to the excluded items discussed above.

	Year ended December 31, 2023				Year ended December 31, 2022
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$3,650.8	$—		$3,650.8	$3,271.9	$—		$3,271.9

Operating income	708.4	97.2	(1)	805.6	586.4	85.6	(1)	672.0
Operating margin	19.4%			22.1%	17.9%			20.5%

Earnings before income taxes	617.2	100.4	(2)	717.6	514.5	91.4	(2)	605.9
Provision for income taxes	76.6	25.9	(3)	102.5	56.2	20.8	(3)	77.0
Effective income tax rate	12.4%			14.3%	10.9%			12.7%
Net earnings	540.6	74.5		615.1	458.3	70.6		528.9

Noncontrolling interests	0.2	—		0.2	0.3	—		0.3

Net earnings attributable to Allegion plc	$540.4	$74.5		$614.9	$458.0	$70.6		$528.6

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$6.12	$0.84		$6.96	$5.19	$0.80		$5.99

(1)Adjustments to operating income for the year ended December 31, 2023, consist of $33.8 million of restructuring charges and acquisition and integration expenses, $55.9 million of amortization expense related to acquired intangible assets and $7.5 million of impairment expense related to intangible assets. Adjustments to operating income for the year ended December 31, 2022, consist of $35.4 million of restructuring charges and acquisition and integration expenses and $50.2 million of amortization expense related to acquired intangible assets and a fair value of inventory step-up.
(2)Adjustments to earnings before income taxes for the year ended December 31, 2023, consist of the adjustments to operating income discussed above, as well as a $3.2 million non-operating investment loss. Adjustments to earnings before income taxes for the year ended December 31, 2022, as well as a $7.6 million loss on divestiture of a business and $4.3 million of debt financing costs, partially offset by $6.1 million in non-operating investment gains.
(3)Adjustments to the provision for income taxes for the year ended December 31, 2023 and 2022, consist of $25.9 million and $20.8 million of tax expense, respectively, related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$704.6		$679.5

Operating income (GAAP)	$175.0	24.8%	$156.8	23.1%
Restructuring charges	2.9	0.4%	—	—%
Acquisition and integration costs	2.1	0.3%	2.1	0.3%
Amortization of acquired intangible assets	8.4	1.2%	10.7	1.5%
Amortization of inventory step up	—	—%	0.5	0.1%
Adjusted operating income	188.4	26.7%	170.1	25.0%
Depreciation and amortization	8.9	1.3%	8.1	1.1%
Adjusted EBITDA	$197.3	28.0%	$178.2	26.1%

Allegion International
Net revenues (GAAP)	$192.8		$182.0

Operating income (loss) (GAAP)	$17.9	9.3%	$23.0	12.6%
Restructuring charges	1.2	0.6%	0.2	0.1%
Acquisition and integration costs	0.4	0.2%	0.7	0.4%
Amortization of acquired intangible assets	5.3	2.8%	4.7	2.6%
Impairment of intangible assets	7.5	3.9%	—	—%
Adjusted operating income	32.3	16.8%	28.6	15.7%
Depreciation and amortization	4.3	2.2%	4.2	2.3%
Adjusted EBITDA	$36.6	19.0%	$32.8	18.0%

Corporate
Operating loss (GAAP)	$(33.2)		$(20.4)
Restructuring charges	1.0		—
Acquisition and integration costs	8.7		0.4
Adjusted operating loss	(23.5)		(20.0)
Depreciation and amortization	0.1		0.7
Adjusted EBITDA	$(23.4)		$(19.3)

Total
Net revenues	$897.4		$861.5

Adjusted operating income	$197.2	22.0%	$178.7	20.7%
Depreciation and amortization	13.3	1.5%	13.0	1.6%
Adjusted EBITDA	$210.5	23.5%	$191.7	22.3%

	Year ended December 31, 2023		Year ended December 31, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$2,913.6		$2,530.7

Operating income (GAAP)	$757.2	26.0%	$611.2	24.2%
Restructuring charges	3.7	0.1%	—	—%
Acquisition and integration costs	8.4	0.3%	8.0	0.3%
Amortization of acquired intangible assets	33.7	1.1%	24.6	1.0%
Amortization of inventory step up	—	—%	6.0	0.2%
Adjusted operating income	803.0	27.5%	649.8	25.7%
Depreciation and amortization	33.8	1.2%	30.7	1.2%
Adjusted EBITDA	$836.8	28.7%	$680.5	26.9%

Allegion International
Net revenues (GAAP)	$737.2		$741.2

Operating income (loss) (GAAP)	58.1	7.9%	70.4	9.5%
Restructuring charges	8.0	1.1%	4.9	0.7%
Acquisition and integration costs	0.8	0.1%	1.1	0.1%
Amortization of acquired intangible assets	22.2	3.0%	19.6	2.7%
Impairment of intangible assets	7.5	1.0%	—	—%
Adjusted operating income	96.6	13.1%	96.0	13.0%
Depreciation and amortization	17.8	2.4%	17.0	2.3%
Adjusted EBITDA	$114.4	15.5%	$113.0	15.3%

Corporate
Operating loss (GAAP)	$(106.9)		$(95.2)
Restructuring charges	1.0		—
Acquisition and integration costs	11.9		21.4
Adjusted operating loss	(94.0)		(73.8)
Depreciation and amortization	1.3		3.2
Adjusted EBITDA	$(92.7)		$(70.6)

Total
Net revenues	$3,650.8		$3,271.9

Adjusted operating income	$805.6	22.1%	$672.0	20.5%
Depreciation and amortization	52.9	1.4%	50.9	1.6%
Adjusted EBITDA	$858.5	23.5%	$722.9	22.1%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Year ended December 31,
	2023	2022
Net cash from operating activities	$600.6	$459.5
Capital expenditures	(84.2)	(64.0)
Available cash flow	$516.4	$395.5

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net earnings (GAAP)	$118.6	$135.4	$540.6	$458.3
Provision for income taxes	18.3	4.8	76.6	56.2
Interest expense	22.9	23.7	93.1	75.9
Amortization of acquired intangible assets	13.7	15.4	55.9	44.2
Amortization of inventory step-up	—	0.5	—	6.0
Depreciation and amortization of nonacquired intangible assets	13.3	13.0	52.9	50.9
EBITDA	186.8	192.8	819.1	691.5

Other income, net	(0.1)	(4.5)	(1.9)	(11.6)
Impairment of intangible assets	7.5	—	7.5	—
Loss on divestitures	—	—	—	7.6
Acquisition and integration costs and restructuring charges	16.3	3.4	33.8	35.4
Adjusted EBITDA	$210.5	$191.7	$858.5	$722.9

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY SEGMENT

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Allegion Americas
Revenue growth (GAAP)	3.7%	37.5%	15.1%	23.5%
Acquisitions and divestitures	—%	(19.7)%	(7.9)%	(9.1)%
Currency translation effects	—%	0.5%	0.2%	0.2%
Organic growth (non-GAAP)	3.7%	18.3%	7.4%	14.6%

Allegion International
Revenue growth (GAAP)	5.9%	(15.3)%	(0.5)%	(9.3)%
Acquisitions and divestitures	(2.8)%	1.1%	(0.7)%	0.3%
Currency translation effects	(4.4)%	9.5%	(1.3)%	9.8%
Organic growth (non-GAAP)	(1.3)%	(4.7)%	(2.5)%	0.8%

Total
Revenue growth (GAAP)	4.2%	21.5%	11.6%	14.1%
Acquisitions and divestitures	(0.6)%	(13.4)%	(6.2)%	(6.4)%
Currency translation effects	(1.0)%	3.3%	(0.2)%	3.0%
Organic growth (non-GAAP)	2.6%	11.4%	5.2%	10.7%